Exhibit 99.1
Guess?, Inc. Announces Results of Annual Meeting of Shareholders

LOS ANGELES, April 22, 2022 – Guess?, Inc. (NYSE: GES) (“Guess” or the “Company”) today announced that based on preliminary vote results provided by its proxy solicitor following the Company’s 2022 Annual Meeting of Shareholders, Guess shareholders have voted to re-elect all four of its highly qualified director nominees – Anthony Chidoni, Cynthia Livingston, Maurice Marciano and Paul Marciano – to the Company’s Board of Directors. Guess issued the following statement:

The Guess Board and management team greatly appreciate the engagement we have had with our shareholders throughout this process and the various perspectives shared. Importantly, in our conversations, shareholders have recognized that Guess’ clearly defined transformation plan to elevate the Guess and Marciano brands, redefine the Company’s global e-commerce strategy, optimize our store footprint, enhance our supply chain, and drive efficiencies across the business is driving positive momentum and meaningful financial results. We are incredibly proud of our entire team for their commitment to, and focus on, executing these initiatives and delivering for our customers.

The Board and management team remain focused on advancing Guess’ momentum, executing our transformation strategy and driving long-term growth and value creation. We will continue to engage with our shareholders, and we remain steadfast in our commitment to acting in the best interest of the Company and all Guess shareholders. The Board of Directors takes its fiduciary duties very seriously, believes in due process and will continue to make its decisions based on factual findings.

In addition, the preliminary results indicate that shareholders have approved all other proposals considered at the Guess Annual Meeting, including the advisory vote on compensation of our named executive officers, the ratification of the appointment of our independent auditors for the fiscal year ending 2023, the amendment and restatement of our 2004 Equity Incentive Plan and the amendment and restatement of our 2002 Employee Stock Purchase Plan.

The Company will file voting results with the Securities and Exchange Commission when available.

Forward-Looking Statements
Certain statements made in this press release, including statements concerning the Company’s transformation strategy, strategic initiatives and future results, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “expect,” “continue,” “anticipate,” “will,” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors that may cause actual results in future periods to differ materially from current expectations, which are identified in the Company’s most recent Annual Report on Form 10-K for the year ended January 29, 2022, which was filed with the SEC on March 24, 2022, and other filings with the SEC, including but not limited to, the risk factors discussed therein, could cause actual results to differ materially from current expectations. The current global economic climate, length and severity of the COVID-19 pandemic, the current Russia-Ukraine war and recent sanctions and exports controls targeting Russia, and uncertainty surrounding potential changes in U.S. policies and regulations may amplify many of these risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Disclaimer
The views and opinions expressed in this press release are those of management of Guess. This press release does not reflect the views and opinions of the Demand Review Committee of the Board of Directors of Guess (or its members) (the “DRC”), which is conducting an independent review of the demands and allegations (the “Demands”) by Legion Partners Asset Management, LLC addressed in this press release. The DRC members take no position with respect to the Demands at this time, did not review or approve the contents of this press release and did not participate in the solicitation efforts of the Company in connection with the 2022 Annual Meeting of Shareholders.

Contacts
Guess?, Inc.
Fabrice Benarouche
VP, Finance and Investor Relations
(213) 765-5578